EXHIBIT 99.1

Itron Announces First Quarter 2024 Financial Results

LIBERTY LAKE, Wash., May 02, 2024 (GLOBE NEWSWIRE) -- Itron, Inc. (NASDAQ: ITRI), which is innovating the way utilities and cities manage energy and water, announced today financial results for its first quarter ended March 31, 2024. Key results for the quarter include (compared with the first quarter of 2023):

  Revenue of $603 million, increased 22%;
  Gross profit of $205 million, increased 31%;
  GAAP net income attributable to Itron, Inc. of $52 million, increased $64 million;
  GAAP diluted earnings per share of $1.12, increased $1.38 per share;
  Non-GAAP diluted EPS of $1.24, increased $0.75 per share;
  Adjusted EBITDA of $76 million, increased 94%; and
  Free cash flow of $34 million, increased $40 million.

“Itron’s first quarter results reflect strong operational execution within constructive market conditions,” said Tom Deitrich, Itron’s president and CEO. “Revenue and profitability growth were above expectations due to performance in all segments. Record quarterly revenue for our Networked Solutions segment, increased smart water sales in our Device Solutions segment, and increased Outcomes activity resulted in total revenue growth of 22% over first quarter 2023.

“Our commitment to deploying a solutions-oriented Grid Edge Intelligence platform that helps our customers address a wide range of challenges and reduced complexity related to management of energy and water resources has given Itron an excellent competitive position with a substantial pipeline of opportunities. Our first quarter results provide positive momentum for the Company and demonstrate the value of our focus on customer success and results.”

Summary of First Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total first quarter revenue increased 22%, to $603 million, primarily due to operational execution, conversion of previously constrained revenue, and constructive customer demand.

Device Solutions revenue increased 7%, or 6% in constant currency, due primarily to growth in smart water and communication module sales.

Networked Solutions revenue increased 30%, due primarily to raw material availability, operational efficiencies and project scheduling alignment.

Outcomes revenue increased 10%, due primarily to higher activity levels and an increase in recurring revenue.

Gross Margin
Itron's first quarter gross margin of 34.0% increased 240 basis points from the prior year due to higher margin product mix and operational efficiencies.

Operating Expenses and Operating Income
GAAP operating expenses of $143 million decreased $24 million from the prior year primarily due to a restructuring charge in the prior year. Non-GAAP operating expenses of $138 million increased $13 million.

GAAP operating income of $63 million was $73 million higher than the prior year due to higher gross profit and lower operating expenses. Non-GAAP operating income of $67 million was $36 million higher than the prior year due to higher gross profit, partially offset by higher operating expenses.

Net Income and Earnings per Share
Net income attributable to Itron, Inc. for the quarter was $52 million, or $1.12 per diluted share, compared with a net loss of $12 million, or $(0.26) per share in 2023. The increase was driven by higher GAAP operating income, partially offset by higher tax expense.

Non-GAAP net income attributable to Itron, Inc., which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, acquisition and integration, and the tax effect of excluding these expenses, was $57 million, or $1.24 per diluted share, compared with $22 million, or $0.49 per diluted share, in 2023. The increase was due to higher non-GAAP operating income, partially offset by higher tax expense.

Cash Flow
Net cash provided by operating activities was $41 million in the first quarter compared with $1 million in the prior year. Free cash flow was $34 million in the first quarter compared with $(5) million in the prior year. The increase in cash flow was due to higher earnings.

Other Measures

Total backlog at quarter end was $4.3 billion compared with $4.5 billion in the prior year. Bookings in the quarter totaled $361 million.

Q2 2024 Outlook

Outlook for the second quarter of 2024 is as follows:

  Revenue between $595 and $605 million
  Non-GAAP diluted EPS between $0.90 and $1.00

Earnings Conference Call
Itron will host a conference call to discuss the financial results contained in this release at 10 a.m. EDT on May 2, 2024. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events-presentations. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call will be available through May 9, 2024 and may be accessed on the company's website at https://investors.itron.com/events-presentations.

About Itron
Itron enables utilities and cities to safely, securely and reliably deliver critical infrastructure solutions to communities in more than 100 countries. Our portfolio of smart networks, software, services, meters and sensors helps our customers better manage electricity, gas and water resources for the people they serve. By working with our customers to ensure their success, we help improve the quality of life, ensure the safety and promote the well-being of millions of people around the globe. Itron is dedicated to creating a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements
This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec. 31, 2023 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information
To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. When providing future outlooks and/or earnings guidance, a reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring related expenses and their related tax effects without unreasonable effort. These costs are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

For additional information, contact:

Itron, Inc.

Paul Vincent
Vice President, Investor Relations
(512) 560-1172

David Means
Director, Investor Relations
(737) 242-8448
Investors@itron.com

Itron, Inc.

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ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2024	2023
Revenues
Product revenues	$527,822	$416,324
Service revenues	75,620	78,294
Total revenues	603,442	494,618
Cost of revenues
Product cost of revenues	356,707	297,343
Service cost of revenues	41,356	40,907
Total cost of revenues	398,063	338,250
Gross profit	205,379	156,368

Operating expenses
Sales, general and administrative	85,971	75,521
Research and development	52,401	49,565
Amortization of intangible assets	3,986	5,048
Restructuring	198	36,609
Loss on sale of business	23	18
Total operating expenses	142,579	166,761

Operating income (loss)	62,800	(10,393)
Other income (expense)
Interest income	3,846	1,818
Interest expense	(1,893)	(2,057)
Other income (expense), net	463	(1,475)
Total other income (expense)	2,416	(1,714)

Income (loss) before income taxes	65,216	(12,107)
Income tax benefit (provision)	(13,429)	70
Net income (loss)	51,787	(12,037)
Net income (loss) attributable to noncontrolling interests	66	(201)
Net income (loss) attributable to Itron, Inc.	$51,721	$(11,836)

Net income (loss) per common share - Basic	$1.13	$(0.26)
Net income (loss) per common share - Diluted	$1.12	$(0.26)

Weighted average common shares outstanding - Basic	45,652	45,281
Weighted average common shares outstanding - Diluted	46,357	45,281

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended March 31,
	2024	2023
Product revenues
Device Solutions	$125,908	$117,451
Networked Solutions	381,305	281,470
Outcomes	20,609	17,403
Total Company	$527,822	$416,324

Service revenues
Device Solutions	$844	$803
Networked Solutions	26,211	31,998
Outcomes	48,565	45,493
Total Company	$75,620	$78,294

Total revenues
Device Solutions	$126,752	$118,254
Networked Solutions	407,516	313,468
Outcomes	69,174	62,896
Total Company	$603,442	$494,618

Gross profit
Device Solutions	$30,064	$23,713
Networked Solutions	151,025	105,776
Outcomes	24,290	26,879
Total Company	$205,379	$156,368

Operating income (loss)
Device Solutions	$21,703	$14,078
Networked Solutions	116,678	74,956
Outcomes	9,091	12,911
Corporate unallocated	(84,672)	(112,338)
Total Company	$62,800	$(10,393)

Total Gross Margin	34.0%	31.6%

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$300,606	$302,049
Accounts receivable, net	339,948	303,821
Inventories	287,220	283,686
Other current assets	169,323	159,882
Total current assets	1,097,097	1,049,438

Property, plant, and equipment, net	124,979	128,806
Deferred tax assets, net	249,694	247,211
Other long-term assets	42,397	38,836
Operating lease right-of-use assets, net	40,998	41,186
Intangible assets, net	57,123	46,282
Goodwill	1,064,275	1,052,504
Total assets	$2,676,563	$2,604,263

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$223,575	$199,520
Other current liabilities	59,621	54,407
Wages and benefits payable	94,318	135,803
Taxes payable	27,754	8,636
Current portion of warranty	15,812	14,663
Unearned revenue	157,237	124,207
Total current liabilities	578,317	537,236

Long-term debt, net	455,400	454,827
Long-term warranty	7,763	7,501
Pension benefit obligation	62,626	63,887
Deferred tax liabilities, net	678	697
Operating lease liabilities	31,702	32,656
Other long-term obligations	154,767	176,028
Total liabilities	1,291,253	1,272,832

Equity
Common stock	1,833,510	1,820,510
Accumulated other comprehensive loss, net	(92,098)	(81,190)
Accumulated deficit	(376,688)	(428,409)
Total Itron, Inc. shareholders' equity	1,364,724	1,310,911
Noncontrolling interests	20,586	20,520
Total equity	1,385,310	1,331,431
Total liabilities and equity	$2,676,563	$2,604,263

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Three Months Ended March 31,
	2024	2023
Operating activities
Net income (loss)	$51,787	$(12,037)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangible assets	12,744	14,463
Non-cash operating lease expense	3,814	3,972
Stock-based compensation	11,429	6,919
Amortization of prepaid debt fees	888	889
Deferred taxes, net	(1,579)	(4,272)
Loss on sale of business	23	18
Restructuring, non-cash	(194)	1,070
Other adjustments, net	(322)	56
Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	(36,826)	(22,497)
Inventories	(5,559)	(34,791)
Other current assets	(9,690)	(17,129)
Other long-term assets	(4,824)	3,002
Accounts payable, other current liabilities, and taxes payable	48,412	15,113
Wages and benefits payable	(40,561)	(12,895)
Unearned revenue	35,738	34,471
Warranty	1,489	(1,041)
Restructuring	(7,166)	33,209
Other operating, net	(18,295)	(7,091)
Net cash provided by operating activities	41,308	1,429

Investing activities
Net proceeds (payments) related to the sale of business	—	(772)
Acquisitions of property, plant, and equipment	(7,145)	(6,902)
Business acquisitions, net of cash and cash equivalents acquired	(34,126)	—
Other investing, net	125	16
Net cash used in investing activities	(41,146)	(7,658)

Financing activities
Issuance of common stock	1,564	607
Prepaid debt fees	(206)	(517)
Other financing, net	(281)	(185)
Net cash provided by (used in) financing activities	1,077	(95)

Effect of foreign exchange rate changes on cash and cash equivalents	(2,682)	330
Decrease in cash and cash equivalents	(1,443)	(5,994)
Cash and cash equivalents at beginning of period	302,049	202,007
Cash and cash equivalents at end of period	$300,606	$196,013

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges, such as restructuring, loss on sale of business, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, and acquisition and integration related expenses. We define non-GAAP operating income as operating income (loss) excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, and acquisition and integration related expenses. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income (loss) calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income (loss).

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income (loss) attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, acquisition and integration related expenses, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect the anti-dilutive impact of the convertible note hedge transactions entered into in connection with the 0% convertible notes due 2026 issued in March 2021. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income (loss) attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR anytime it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (loss) (a) minus interest income, (b) plus interest expense, depreciation and amortization, restructuring, loss on sale of business, acquisition and integration related expenses, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income (loss).

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2024	2023
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$142,579	$166,761
Amortization of intangible assets	(3,986)	(5,048)
Restructuring	(198)	(36,609)
Loss on sale of business	(23)	(18)
Acquisition and integration	(318)	(45)
Non-GAAP operating expenses	$138,054	$125,041

NON-GAAP OPERATING INCOME
GAAP operating income (loss)	$62,800	$(10,393)
Amortization of intangible assets	3,986	5,048
Restructuring	198	36,609
Loss on sale of business	23	18
Acquisition and integration	318	45
Non-GAAP operating income	$67,325	$31,327

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss) attributable to Itron, Inc.	$51,721	$(11,836)
Amortization of intangible assets	3,986	5,048
Amortization of debt placement fees	844	845
Restructuring	198	36,609
Loss on sale of business	23	18
Acquisition and integration	318	45
Income tax effect of non-GAAP adjustments	201	(8,347)
Non-GAAP net income attributable to Itron, Inc.	$57,291	$22,382

Non-GAAP diluted EPS	$1.24	$0.49

Non-GAAP weighted average common shares outstanding - Diluted	46,357	45,572

ADJUSTED EBITDA
GAAP net income (loss) attributable to Itron, Inc.	$51,721	$(11,836)
Interest income	(3,846)	(1,818)
Interest expense	1,893	2,057
Income tax provision (benefit)	13,429	(70)
Depreciation and amortization	12,744	14,463
Restructuring	198	36,609
Loss on sale of business	23	18
Acquisition and integration	318	45
Adjusted EBITDA	$76,480	$39,468

FREE CASH FLOW
Net cash provided by operating activities	$41,308	$1,429
Acquisitions of property, plant, and equipment	(7,145)	(6,902)
Free Cash Flow	$34,163	$(5,473)